SCHEDULE II

  				INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-KATY INDUSTRIES

          GAMCO INVESTORS, INC.
                       6/17/04              600-            4.7183
                       6/07/04            1,000             5.2480
                       6/07/04            1,000-            5.2980

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.